                                   EXHIBIT 21

                         Subsidiaries of the Registrant

WHOLLY-OWNED SUBSIDIARIES(1)                                                             STATE OF ORGANIZATION
----------------------------                                                             ---------------------
HR of Texas, Inc.                                                                              Maryland
HRT of Alabama, Inc.                                                                            Alabama
HRT of Tennessee, Inc.                                                                         Tennessee
HRT of Virginia, Inc.                                                                          Virginia
Healthcare Realty Services Incorporated                                                         Alabama
HRT of Florida, Inc.                                                                            Florida
HRT of Roanoke, Inc.                                                                           Virginia
HRT of Delaware, Inc.                                                                          Delaware
HR Interests, Inc.                                                                               Texas
Pennsylvania HRT, Inc.                                                                       Pennsylvania
HR Acquisition I Corporation(2)                                                                Maryland
Property Technology Services, Inc.                                                             Tennessee
HR Symbiont, LLC                                                                               Delaware
HR Assets, LLC                                                                                 Delaware
HRT of Mississippi, Inc.                                                                       Delaware
HRT of Illinois, Inc.                                                                          Delaware
HRT Holdings, Inc.                                                                             Delaware
ASMI / Birmingham Medical Building SPE, LLC                                                    Delaware
Bellaire Medical Plaza SPE, LLC                                                                Delaware
Chippenham Medical Offices SPE, LLC                                                            Delaware
Johnston-Willis Medical Offices SPE, LLC                                                       Delaware
Kelsey-Seybold Clinic West SPE, LLC                                                            Delaware
Southwest General Medical Building (TX) SPE, LLC                                               Delaware
Capstone Capital of Alabama, Inc.                                                               Alabama
Capstone Capital of California, Inc.                                                            Alabama
Capstone Capital of Kentucky, Inc.                                                              Alabama
Capstone Capital of Los Angeles, Inc.                                                           Alabama
Capstone Capital of Massachusetts, Inc.                                                         Alabama
Capstone Capital of Ocoee, Inc.                                                                 Alabama
Capstone Capital of Pennsylvania, Inc.                                                       Pennsylvania
Capstone Capital of Port Orange, Inc.                                                           Alabama
Capstone Capital of Texas, Inc.                                                                 Alabama
Durham Medical Office Building, Inc.                                                             Texas
HR Assets, Inc.                                                                                  Texas
HR of San Antonio, Inc.(3)                                                                       Texas
HR Symbiont, Inc.                                                                              Delaware
Capstone of Bonita Bay, Ltd.                                                                    Alabama
Capstone of Cape Coral, Ltd.                                                                    Alabama
Capstone of Las Vegas, Ltd.                                                                     Alabama
Capstone Capital of San Antonio, Ltd.                                                           Alabama
Capstone of Sarasota, Ltd.                                                                      Alabama
Capstone of Virginia Limited Partnership                                                        Alabama

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(1)      All the above listed subsidiaries are wholly owned by the Company, either directly or indirectly through wholly owned subsidiaries.
(2)      Formerly known as Capstone Capital Corporation
(3)      Formerly known as SSP San Antonio, Inc.


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

OTHER SUBSIDIARIES(4)                                       PERCENT OF OWNERSHIP               STATE OF ORGANIZATION
---------------------                                       --------------------               ---------------------
San Antonio SSP, Ltd.                                              25.3%                               Texas
Pasadena Medical Plaza, SSJ, Ltd.                                  51.0%                              Florida
Capstone of Los Angeles, Ltd.                                      66.67%                             Alabama
Capstone of Ocoee, Ltd.                                             75%                               Alabama
Capstone of Port Orange, Ltd.                                       75%                               Alabama

----------------

(4) The Company and/or certain affiliates have varying amounts of ownership as either the general or limited partner in these limited partnerships.


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